Code of Ethics

Capital Advisors, Inc.

2008

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

Table of Contents

Introduction			3
Section 1 - Scope			4
1.1	-	Persons covered under the Code	4
1.2	-	Accounts Covered by the Code	4
1.3	-	Securities Covered by the Code	4
1.4	-	Prohibited Transactions	5
Section 2 – Statement of General Purposes			5
Section 3 – Personal Securities Reporting			5
3.1	-	IPO’s and Private Statements	5
3.2	-	Quarterly Reporting of Transactions	5
3.3	-	Initial and Annual Reporting of Holdings	6
3.4	-	Reporting Exemptions	6
3.5	-	Policy	7
Section 4 – Insider Trading			7
Section 5 – Compliance with Legal and Regulatory Requirements			7
Section 6 – Code of Conduct			7
Section 7 – Code of Ethics Acknowledgments			7
7.1	-	Initial Acknowledgments	8
7.2	-	Acknowledgment of Amendments	8
7.3	-	Annual Acknowledgments	8
7.4	-	Compliance	8
Section 8 – Form ADV Disclosure of Code			8
Section 9 – Reports of Code Violations			8
Section 10 – CFA Institute Code of Ethics			8
Section 11 – Sanctions			8
Section 12 – Employee Procedures – Insider Trading			8
Section 13 – Compliance Oversight			9
13.1	-	Code of Ethics	9
13.2	-	Insider Trading	9
13.3	-	Code of Conduct	10
Section 14 – Recordkeeping			10
Section 15 – Definitions			10
Exhibit A – List of Supervised Persons and Access Persons			13
Exhibit B – Quarterly Personal Securities Transaction Report			14
Exhibit C – Initial / Annual Compliance Report			15
Exhibit D – Duplicate Statement Request			16
Exhibit E – Insider Trading Policy			17
Exhibit F – Code of Conduct			21
Exhibit G. – Outside Business Activities Pre-Approval Form			27
Exhibit H – CFA Code of Ethics			30
Exhibit I – Advisors Series Trust Code of Ethics			34

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

Code of Ethics and Personal Securities Transactions
Introduction

This Code of Ethics (the Code) for Capital Advisors, Inc. (the Firm) is designed to address the requirements of Investment Advisers Act rule 204A–1.

In 2004, the Securities and Exchange Commission (SEC) adopted a new rule and rule amendments under Section 204 of the Investment Advisers Act of 1940 (Advisers Act) that require all registered investment advisers to adopt Codes of Ethics. The Codes of Ethics must set forth standards of business conduct and require compliance with federal securities laws. In addition the Codes of Ethics are required to address personal securities trading and require reporting of personal holdings and securities transactions of certain employees.

The purpose of this Code of Ethics is to (i) remind employees that the Firm’s responsibility to its clients is to provide effective and proper professional investment management advice based upon unbiased independent judgment; (ii) set standards for employee conduct in those situations where conflicts of interest are most likely to arise; (iii) assure that employees understand their responsibilities under the federal securities laws; (iv) protect the Firm from reputational damage; and (v) develop procedures that allow the Firm to monitor employee activity for compliance with the Firm’s Code of Ethics.

The Code of Ethics, Insider Trading Policy and Code of Conduct are intended to (i) minimize conflicts of interest and even the appearance of conflicts of interest, between the personnel of the Firm and its clients in the securities markets and (ii) assure that personal securities transactions of the Firm’s Access Persons are made in compliance with applicable securities laws.

The Firm’s Chief Compliance Officer (CCO) is responsible for compliance with all regulatory jurisdictions’ rules and regulations, (which includes the administration of this Code), the Firm’s internal policies and procedures, and the overall supervision of its Associated Persons.

Capital Advisors, Inc. is the investment advisor to Capital Advisors Growth Fund (CIAOX), a registered investment company.  CIAOX is part of the Advisors Series Trust.  Advisors Series Trust has a Code of Ethics that Capital Advisors, Inc. employees must follow.  The Advisors Series Trust Code is Exhibit I in this Code.

Failure to comply with this Code of Ethics and the Advisors Series Trust Code of Ethics may result in disciplinary action, including termination of employment with the Firm.

Richard S. Lofgren
Chief Compliance Officer
320 South Boston Avenue, Suite 825
Tulsa, Oklahoma
74103

Phone: 918.599.0045
Fax: 918.584.8866

rlofgren@capitaladv.com

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

Section 1 – Scope

1.1 – Persons covered under the Code

The Code applies to the Firm’s Supervised Persons. Associated with this group is a sub–category of Supervised Persons known as Access Persons, covered in sections of the Code dealing with personal securities transactions.

Supervised Persons are defined in Section 202(a) (25) of the Advisers Act as:

1.	Directors, officers, and partners (or other persons occupying a similar status or performing similar functions);

2.	Employees; and

3.	Any other person who provides advice on behalf of the investment adviser and is subject to the investment adviser’s supervision and control.

Access Persons are a separate category of Supervised Persons who are subject to personal securities reporting requirements. Access Person is defined as any of the Firm’s Supervised Persons who:

1.
Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Fund the Firm or its control affiliates manage; or

2.	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

If the Firm’s primary business is providing investment advice, all of the Firm’s directors are presumed to be access persons. However, certain directors of the Firm may not be considered Access Persons if they do not otherwise fall under the definition of Access Person.

All Supervised Persons and Access Persons are listed on Exhibit A to this Code.

1.2 – Accounts Covered by the Code

A Covered Account includes any account in the name of the Firm or Access Person and/or anyone related to Access Person or any account in which the Firm or Access Person:

1.	Has any direct or indirect beneficial ownership interest; and

2.	Exercises control or influence; and/or

A Covered Account excludes any such account over which the Access Person exercises no control or influence (i.e., an account over which a third party or entity exercises exclusive discretionary authority).

1.3 – Securities Covered by the Code

A Covered Security includes any instrument that is considered a Security under the Advisers Act with the exception of the following:

1.	Direct obligations of the U.S. government (e.g., treasury securities);

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short–term debt obligations, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares of open–end mutual funds that are not advised or sub–advised by the Firm or its affiliates; and

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open–end funds, none of which are funds advised or sub–advised by the Firm or its affiliates.

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

1.4 – Prohibited Transactions

Securities

No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such action would violate any provision of this Code and such security to his or her actual knowledge at the time of such purchase or sale:

1.	Is being considered for purchase or sale by a client within the most recent 7 day period;

2.
Is in the process of being purchased or sold by a Client within the most recent 7 day period (except that an access person may participate in a bunched transaction with Clients if the price terms are the same in accordance with trading policies and procedures adopted by the Firm).

Options and Other

In addition, no Access Person may purchase or sell directly or indirectly, any option to purchase or sell, and any security convertible into or exchangeable for, a Security (described above) in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such action would violate any provision of this Code within the most recent 7 day period.

Section 2 – Statement of General Principles

The Firm is dedicated to providing effective and proper professional investment management services to its clients and depends upon a high level of public and client confidence for its success.  That confidence can be maintained only if the Firm’s Supervised Persons observe the highest standards of ethical behavior in the performance of their duties.  The Firm has the obligation to exercise its authority for the benefit of its clients, to place the interest of its clients first and to refrain from having outside interests that conflict with the interests of its clients.  The Firm and its Supervised Persons must avoid any circumstances that might adversely affect or appear to affect the Firm’s duty of complete loyalty to clients.

While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might rise, this Code is designed to set forth the Firm’s policy regarding the conduct of Supervised Persons in those situations in which conflicts are most likely to develop.  As Firm personnel consider the more detailed provisions of the Code, they should keep in mind the following fundamental fiduciary principles that govern their activities:

1.	The interests of the clients must come first. Firm personnel must scrupulously avoid serving their own interests ahead of those of the client when making any decision relating to personal investments;

2.	Access Persons must not take inappropriate advantage of their positions;

3.	Information concerning clients investments must be kept confidential; and

4.	Access Persons must always provide professional investment management advice based upon unbiased independent judgment.

These principles govern all conduct of Supervised Persons whether or not such conduct is covered by specific procedures.  Failure to comply with these general principles may result in disciplinary action, including termination.

Section 3 – Personal Securities Reporting

3.1 – IPO’s and Private Placements

Prohibition

All Access Persons are strictly prohibited from directly or indirectly acquiring a beneficial ownership in an initial public offering (IPO) or Private Placement (Limited Offering).

3.2 – Quarterly Reporting of Transactions
Quarterly Transaction Reports
See reporting requirements in Advisors Series Trust Code of Ethics – Exhibit I

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

Access Persons are required to submit to the CCO a report of all transactions holdings in Covered Securities within 30 calendar days after the end of each calendar quarter.

Content

1.	Date and title of the transaction and the exchange, ticker symbol or CUSIP number;

2.	Interest rate and maturity date (if applicable);

3.	Number of shares and the principal amount of each Covered Security involved;

4.	Nature of the transaction (purchase, sale or any other type of acquisition or disposition);

5.	Price of the Covered Security at which the transaction was effected;

6.	Name of the broker, dealer or bank with or through which the transaction was effected.

Reporting Form

All Access Persons are required to report quarterly transactions using the Quarterly Personal Securities Transaction Report (Exhibit B).  Duplicate account statements (Exhibit D) from financial institutions may be attached to, rather than duplicated on, the Quarterly Transaction Report.

3.3 – Initial and Annual Reporting of Holdings

See reporting requirements in Advisors Series Trust Code of Ethics – Exhibit I

Access Persons are required to submit to the CCO a report of all holdings in Covered Securities within 10 calendar days of becoming an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

Annual

Access Persons are required to submit a report of holdings in Covered Securities by February 14th of each year.  The information must be current as of a date no more than 45 days prior to the date the report is submitted which shall be December 31st of the previous year.

Content

The holdings report must include:

1.	Title and exchange;

2.	Ticker symbol or CUSIP number;

3.	Type of security;

4.	Number of shares and principal amount (if applicable) of each Covered Security in which the Access Person has any direct or indirect beneficial ownership; and

5.	Name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit.

Reporting Form

All Access Persons are required to report initial and annual holdings using the Initial/Annual Compliance Report (Exhibit C).  Duplicate account statements (Exhibit D) from financial institutions may be attached to, rather than duplicated on, the Initial/Annual Report.

3.4 – Reporting Exemptions

The Firm’s Code does not require an Access Person to submit:

1.
A quarterly transaction report if the report duplicates information contained in confirmations or account statements received by the CCO as long as such information is received no later than thirty days after the end of the calendar quarter;

2.	Any report covering securities held in accounts over which the Access Person had no direct or indirect influence or control;

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

3.	Transactions effected pursuant to an automatic investment plan; and

4.	Any report if the Firm has only one Access Person as long as the transactions and holdings required under rule 204A–1 are maintained by the Firm.

3.5 – Policy

The Firm requires that all Access Persons strictly comply with the Firm’s policies and procedures regarding Personal Securities Transactions. Those employees found to be out of compliance are subject to disciplinary action including termination of employment.

Section 4 – Insider Trading

The Firm’s Insider Trading Policy (Exhibit E) is that no Supervised Person may engage in what is commonly known as Insider Trading.  Specifically, the Firm prohibits:

1.	Trading, either in a Covered Account or on behalf of any other person (including client accounts), on the basis of material nonpublic information; or

2.	Communicating material nonpublic information to others in violation of the law.

Section 5 – Compliance with Legal and Regulatory Requirements

Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:
1.	To employ any device, scheme or artifice to defraud any client or prospective client;

2.	Make any untrue statement of material fact or omit to state a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

3.	To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon such client;

4.	To engage in any manipulative practice with respect to such client; or

5.	To engage in any manipulative practice with respect to securities including price manipulation.

Supervised Persons must comply with applicable federal securities laws and other federal laws, including the following:
1.	Investment Advisers Act of 1940

2.	Investment Company Act of 1940

3.	Gramm–Leach–Bliley Act of 2002 (Title V) -Regulation S-P

4.	Sarbanes–Oxley Act of 2002

5.	Securities Act of 1933; and

6.	Securities Exchange Act of 1934.

Section 6 – Code of Conduct

Rule 204A–1 of the Advisers Act requires the Firm’s Code of Ethics to set forth a standard of business conduct required of all Supervised Persons. The standard must reflect the Firm’s fiduciary obligations and those of its Supervised Persons and must also require compliance with the federal securities laws.

The Firm’s Code of Conduct (Exhibit F) is designed to reflect the Firm’s commitment to ethical conduct as set forth in its Statement of General Principles in Section 2 of this Code of Ethics. It covers a number of topics including conflicts of interest, gifts and entertainment, political contributions, board directorships and outside business activities.

Section 7 – Code of Ethics Acknowledgements

 The Firm is required to provide all Supervised Persons with a copy of the Code and any amendments and to obtain written acknowledgements of their receipt by each Supervised Person.

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

7.1 – Initial Acknowledgments

 All Supervised Persons will receive a copy of this Code, effective 2008 and will be required to submit to the CCO written acknowledgement that they have (i) received a copy of the Code; (ii) read and understand all provisions of the Code; and (iii) agreed to comply with the terms of the Code. Such acknowledgement is due within ten days of the Code effective date on the Initial/Annual Compliance Report (Exhibit C).

 For those Supervised Persons joining the Firm after the Code effective date, such persons must submit the acknowledgment form within 10 days after becoming a Supervised Person.

7.2 – Acknowledgement of Amendments

 The CCO will provide Supervised Persons with any amendments to the Code.  Supervised Persons are required to submit the Initial/Annual Compliance Report (Exhibit C) that they have received, read, and understood the amendments to the Code.

7.3 – Annual Acknowledgements

 The CCO will provide Supervised Persons with a copy of the Code annually.  Supervised Persons are required to submit the Initial/Annual Compliance Report (Exhibit C) that they have received, read, and understood the amendments to the Code.
7.4 – Compliance

The CCO is responsible for providing the Code and all amendments to the Code to Supervised Persons and obtaining all required acknowledgements.

Section 8 – Form ADV Disclosure of Code

The Firm will describe the key provisions of its Code of Ethics in Form ADV Part II (or equivalent brochure). The disclosure will state that the Firm will provide a copy of its Code of Ethics to any client or prospective client upon request.  The CCO will approve the initial ADV disclosure relating to the Code and any amendments.

The CCO or designated person will make a record of all requests and the date and to whom the Code was delivered.

Section 9 – Reports of Code Violations

 All Supervised Persons are required to report any actual or apparent violations of the Firm’s Code of Ethics promptly to the CCO. If the CCO is unavailable or is involved in the violation the Supervised Person is required to report the violation to the CEO. To the extent possible and permitted by law, such reports will remain confidential.

Section 10 – CFA Institute Code of Ethics

All employees who are CFA Institute members, including holders of the Chartered Financial Analyst® (CFA®) designation, and CFA candidates must also abide by the CFA Institute Code of Ethics and Standards of Professional Conduct. (Exhibit H)

Section 11 – Sanctions

The Firm will investigate all reported violations of the Code and, if violations are found, may take disciplinary action, if appropriate, against the individuals involved, and may make reports, if appropriate, to civil, criminal or regulatory authorities. Sanctions may include warnings, suspensions, fines, disgorgement of profits, and termination of employment.

Section 12 – Employee Procedures – Insider Trading

Employees must also:

1.	Consult the CCO when a question(s) arises regarding Insider Trading or when the employee suspects a potential Insider Trading violation;

2.	Submit required quarterly personal securities transactions reports;

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

3.
Advise the CCO of all outside activities, directorships or material ownership in a public company (over 5%). No employee may engage in any outside activities as employee, proprietor, partner, consultant, trustee, officer, or director without prior written consent by the CCO;

4.	Maintain awareness and monitor clients who are shareholders, directors, or senior officers of public companies;

5.	Ensure that no trading of securities for which they have inside information occurs in their Covered Accounts; and

6.	Not disclose any insider information obtained from any source to inappropriate persons. Disclosure to family, friends or acquaintances will be grounds for immediate termination.

Section 13 – Compliance Oversight

The CCO is responsible for oversight of the Code of Ethics, Policy on Insider Trading and Code of Conduct.

13.1 – Code of Ethics

The CCO’s responsibilities include the following:

1.	Create and maintain a list of all Supervised Persons and Access Persons;

2.	Monitor personal securities transactions and reporting;

3.	Monitor compliance with the Code of Conduct;

4.	Require Supervised Persons to read this Code of Ethics and obtain required acknowledgments;

5.	Monitor requests for a copy of the Firm’s Code of Ethics and subsequent delivery;

6.	Monitor ADV disclosure regarding the Firm’s Code of Ethics for accuracy;

7.	Document all Code violations or apparent violations in writing promptly upon discovery and take appropriate action as necessary;

8.	Review the Code for adequacy and effectiveness at least annually;

9.	Maintain required books and records.

10.	Review and evaluate the full details of any suspected violations of the Code of Ethics and impose sanctions when necessary;

11.	Report material Code violations and sanctions to the Board of Directors, periodically;

12.	Review and revise the Code of Ethics as necessary; and

13.	Approve all revisions to Form ADV relating to disclosure of the Code.

13.2 – Insider Trading

The CCO’s responsibilities include the following:

1.	Review Quarterly Securities Transaction Reports, brokerage statements, and/or the clients’ securities transactions for unusual trading patterns that may indicate an Insider Trading problem;

2.	Communicate the Insider Trading policies to employees upon hiring and during annual compliance meetings;

3.	Answer questions regarding Insider Trading;

4.
When it has been determined that an employee has material non-public information, implement measures to prevent dissemination of such information, and add the security to the Firm’s restricted list, thereby, restricting officers, directors and employees from trading the securities for themselves or clients;

5.	Review all inter-departmental communications involving material, non-public information and evidence such review by initialing or signing the communication;

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

6.	Review the trading activity in Firm’s own account and in accounts managed or advised by the Firm, periodically, for violations of the firm’s restrictions on trading;

7.	Document any investigation of possible Insider Trading violations by noting:

a.	The name of the security;

b.	The date the investigation commenced;

c.	The accounts reviewed; and

d.	The summary of disposition.

8.	Determine disciplinary action against any Supervised Persons committing violations of the Firm’s internal policies with respect to Insider Trading.

9.	Review and evaluate the full details of any investigation, either internal or by a regulatory agency, of any suspected Insider Trading and the result of such investigation;

10.	Review and revise the Insider Trading Policies, if necessary, and

11.	Review Form ADV and Client Agreement disclosures concerning insider trading policies, in order to ensure that the necessary amendments are made.

13.3 – Code of Conduct

The CCO’s responsibilities include the following:

1.
Review all requests by Supervised Persons to participate in outside activities in light of potential conflicts of interest with clients and with Firm responsibilities. Requests must be made on the Outside Business Activities Pre-Approval Form (Exhibit G). The CCO will sign and date the form to evidence approval.

Section 14 – Recordkeeping

The CCO will ensure that the following books and records are maintained in electronic or hard copy form for at least five years, two years in an easily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;

2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.
A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Supervised Person; (These records must be kept for five years after the individual ceases to be a Supervised Person of the Firm.)

4.	Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports; and

5.	A list of the names of persons who are currently, or within the past five years were Access Persons of the Firm.

Section 15 – Definitions

Access Person includes any Supervised Person who:

1.
Has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any fund the adviser or its control affiliates manage; or

2.	Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

Because the Firm’s primary business is providing investment advice, all of the Firm’s directors, Officers, and partners are presumed to be Access Persons.  (However, certain directors of the Firm may not be considered Access Persons if they do not otherwise fall under the definition of Access Person.)

Advisory Person means:

1.
Any Supervised Person of the Adviser or of any company in a control relationship to the Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any client of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

2.	Any natural person in a control relationship to the Adviser who obtains information concerning recommendations made to any client of the Adviser with regard to the purchase or sale of a security.

Beneficial Ownership has the same meaning as that term is defined in Rule 16a–1(a) (2) under the Securities Exchange Act of 1934, as amended (the Exchange Act), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act.  This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest.  In addition, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children or a relative who shares his or her home, or held by other persons who through any contract, arrangement, understanding or relationship provide him or her with sole or shared voting or investment power over such securities.

Client or Client Account means any Fund advised by the Adviser, any private investment funds advised by the Adviser, and any outside private account for which the Adviser serves as investment adviser and in which the Adviser (and persons associated with the Adviser) has no ownership interest, direct or indirect (other than as a shareholder of the mutual fund or as a member, partner or shareholder of any private investment funds advised by the Adviser).

Control is the power to exercise a controlling influence over the management or policies of a Firm, unless such power is solely the result of an official position with such Firm. Ownership of 25% or more of a Firm’s outstanding voting security is presumed to give the holder control over the Firm.  (Investment Company Act Section 2(a) (9)).

Covered Account is generally any account in the name of the Firm or an Access Person or in which the Firm or Access Person:

1.	Has any direct or indirect beneficial ownership interest; and

2.	Exercises control or influence; and/or

3.	An account carried in the name of, or for the direct beneficial interest of, a person related to the Access Person (related person).

A Covered Account excludes any such account over which the Access Person exercises no control or influence (i.e., an account over which a third party or entity exercises exclusive discretionary authority).

Covered Security includes any instrument that is considered a Security under the Advisers Act with the exception of the following:

1.	Direct obligations of the U.S. government (e.g., treasury securities);

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short–term debt obligations, including repurchase agreements;

3.	Shares issued by money market funds;

4.	Shares of open–end mutual funds that are not advised or sub–advised by the Firm or its affiliates; and

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open–end funds, none of which are funds advised or sub–advised by the Firm or its affiliates. .

Fund means an investment company registered under the Investment Company Act.

Initial Public Offering means any offering of securities registered under the Securities Act of 1933, the issue of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Advisers Act means the Investment Advisers Act of 1940, as amended.

Investment Company Act means the Investment Company Act of 1940, as amended.

Code of Ethics and Personal Securities Trading	Capital Advisors, Inc.

Private Placement means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act of 1933.  Private placements may include offerings of hedge funds and other private equity funds.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Related Person is deemed to include a Supervised Person’s:

1.	Spouse;

2.	Minor children; and

3.	A relative who shares his or her home,

Security has the same meaning as that set forth in Advisers Act Section 2(a) (36),

Supervised Persons are defined in Section 202(a) (25) of the Advisers Act as:

1.	Directors, officers, and partners (or other persons occupying a similar status or performing similar functions);

2.	Employees; and

3.	Other person who provides advice on behalf of the investment adviser and is subject to the investment adviser’s supervision and control.

Exhibit A – List of Supervised Persons and Access Persons

Name	Position
Keith C. Goddard	President Chief Executive Officer
Lori A. Smith	Senior Vice President Chief Financial Officer
G. Andy Brown	Senior Vice President
Richard S. Lofgren	Senior Vice President Chief Operating Officer Chief Compliance Officer
Monty L. Butts	Senior Vice President Director of Fixed Income
Chris S. Edgmon	Vice President
Channing S. Smith	Vice President Equity Research
Mark A. Symm	Vice President
Jamie L. Wilson	Vice President - Trading Operations Portfolio Administration
Shawna M. Moore	Registered Client Associate
Cheryl E. McClure	Operations
Mary McClure	Operations
Karen G. Ramsey	Accounting/MIS
Elizabeth K. Hardtner	Accounting
Renata F. Paylor	Administration

Exhibit B – Quarterly Personal Securities Transaction Report

Quarter Ended: _______________________________

During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Advisers Act Rule 204-2(a) 12.

Security	Date of Transaction	No. Of Shares	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer Or Bank Through Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control and (ii) other transactions not required to be reported.

Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a client of the Firm, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Firm.

Supervised Person Print or Type Name                                                                        Signature                                                        Date

Compliance Review Print or Type Name                                                                        Signature                                                        Date

Comments:

Exhibit C – Initial / Annual Compliance Report

Initial / Annual Compliance Report (circle one)                End of Year / Date: __/__/____

As of the date referred to above, I declare direct or indirect beneficial ownership of the following Covered Securities, which are required to be reported pursuant to the Advisers Act Rule 204A-1 (b) (1).

Security	Number of Shares	Principal Amount	Name of Broker/Dealer or Bank through whom effected

In addition, I have listed below the names of the Firms that house my accounts.  If I do not have any broker or stock accounts, I have so indicated.

____________________________________                        ____________________________________

____________________________________                        ____________________________________

I hereby represent and warrant that:

1.
I have received and read the Capital Code of Ethics dated 2008 and I understand that it applies to me and to all accounts in which I have any direct or indirect beneficial ownership interest.  I understand that the Code of Ethics applies to accounts held by (or for the benefit of) my spouse or any children or relatives who may share my home.

2.
I have fully disclosed all Covered Securities in which I have any direct or indirect beneficial ownership interest and the name of any broker, dealer or bank with whom I maintain an account in which any Covered Securities are held.  I have reported and will report all transactions in Covered Securities as required under the periodic reporting provisions of the Code of Ethics.

3.	I understand all of the provisions of the Code and agree to comply with all of the terms of the Code, including the Policy on Insider Trading and the Code of Conduct.

4.	I understand that I may be subject to sanctions up to and including termination of my employment with Capital for material violations of the Code.

Accepted and Agreed

Supervised Person Print or Type Name                                                                        Signature                                                        Date

Compliance Review Print or Type Name                                                                        Signature                                                        Date

Exhibit D – Duplicate Statement Request

Date

Broker Dealer Name

Address 1

Address 2, Zip Code

RE:         Request for Duplicate Statements and Confirmations

Account Name, Account # ___________________

Account Name, Account # ___________________

Dear Sir or Madam:

Our Firm is a registered investment advisor.  Name of Supervised Person has indicated to us that he/she has a beneficial interest in or discretionary trading authority over the above–referenced securities accounts at your institution. Name of Supervised Person is associated with our Firm in the capacity of an Investment Advisor Representative.

In order to comply with various federal and state securities regulations and our Firm’s internal supervisory and compliance procedures, we request that you send duplicate confirmations and account statements on the accounts referenced above directly to the following:

Richard S. Lofgren
Chief Compliance Officer
320 South Boston Avenue, Suite 825
Tulsa, OK 74103

Please contact the undersigned at 918.599.0045 with any questions regarding this request.

Sincerely,

Richard S. Lofgren
Chief Compliance Officer

This request is made with my approval:

Supervised Person Print or Type Name                                                                        Signature                                                        Date

Exhibit E – Insider Trading Policy

It is the policy of Capital (the Firm) that no employee, officer, director or any other person associated with the Firm may:

1.	Trade, either personally or on behalf of others, including client accounts, on the basis of material non-public information or

2.	Communicate material non-public information to others in violation of the law.

This policy extends to activities within and outside their activities with the firm. Any questions regarding this policy should be directed to the Chief Compliance Officer (CCO).

Definition of Insider Trading

The term Insider Trading is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an insider) and to the communication of material non-public information to others.  The law concerning Insider Trading is generally understood to prohibit trading by an insider, while he or she is in possession of material non-public information, trading by a non-insider, while in possession of material, non-public information if the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and communicating material non-public information to others in violation of one’s duty to keep such information confidential.

Prohibition against Misuse of Material Non-public Information

SEC Rule 10b-5 makes it unlawful for any person to misuse, either directly or indirectly, any material, non-public information relating to a security. Employees who are in possession of any material, non-public information relating to a security are prohibited from:

1.
Purchasing or selling such securities for their own accounts or for accounts in which they have a beneficial interest or over which they have the power, directly or indirectly, to make investment decisions;

2.	Issuing research reports, recommendations or comments, which could be construed as recommendations;

3.	Disclosing such information or any conclusions based thereon to any other person in or outside the Firm; or

4.	Recommending or suggesting that any person engage in transactions in any security while in possession of material, non-public information about that security.

This prohibition also includes short sales, options and margin transactions involving financial instruments that fall within the above prohibitions.

Who is an Insider?

The concept of an insider is broad.  It includes officers, directors and employees of a company.  In addition, a person can be a temporary insider if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include certain outsiders such as, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs services.  According to the United States Supreme Court, before such an outsider may be considered a temporary insider, the company’s relationship with the outsider must be such that the company reasonably expects him or her to keep the disclosed non-public information confidential.

What is Material Information?
Trading on Inside Information is not a basis for liability unless the information is material.  Information generally is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision, or if public dissemination of it is reasonably certain to have a substantial effect on the price of a company’s securities.

Such information that is likely to be deemed material includes, but is not limited to, the following:

1.	Dividend increases or decreases;

2.	Earnings estimates or material changes in previously released earnings estimates;

3.	Significant expansion or curtailment of operations;

4.	Significant increase or decline in revenues;

5.	Significant merger or acquisition proposals or agreements, including tender offers;

6.	Significant new products or discoveries;

7.	Extraordinary borrowing;

8.	Major liquidation;

9.	Liquidity problems;

10.	Extraordinary management developments; and,

11.	Purchase and sale of substantial assets.

Material Information does not have to relate to a company’s business.  For example, in one case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of the security.1  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not. Perhaps more importantly, knowledge of a decision, or impending decision, by the Firm to buy or sell a security for its clients or to recommend a security can constitute material information.

What is Non-public Information?
Information is non-public until it has been effectively communicated to the market place.  One must be able to point to some fact to prove that the information is generally public.  For example, information found in a report filed with the Securities Exchange Commission or appearing on the Dow Jones wire, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

Examples of Insider Trading
The definition of Insider Trading has evolved through case law and administrative proceedings to include:

1.
Buying or selling securities on the basis of material non-public information, including purchasing or selling for employee’s own account or one which the employee has a financial interest, or for the Firm’s inventory account;

2.
Disclosing insider information to inappropriate personnel whether for consideration or not (i.e., tipping). Insider information must only be disseminated on a need to know basis to appropriate personnel; and

3.	Assisting someone who is transacting business on inside information obtained from a third party.

If a question arises as to which employees are entitled to the Inside Information, the CCO should be consulted. If any employee is uncertain as to whether information is material or non-public, the CCO should be consulted immediately.

1 Carpenter v. U.S., 108 U.S. 316 (1987)

Disciplinary Action and Penalties for Insider Trading
Insider trading violations can result in severe penalties to the Firm, the principals, and the individuals violating the rules. The Firm will not tolerate violations whether inadvertent or intentional.  Violations will result in severe disciplinary action, which may include the immediate termination of the employee.

Penalties for trading on or communicating material non-public information are severe, both for the individuals involved in the trading (or tipping) and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation.  Penalties include:

1.	Civil injunctions;

2.	Damages in a civil suit as much as three times the amount of actual damages suffered by other buyers or sellers;

3.	Disgorgement of profits;

4.	Jail sentences;

5.	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited;

6.	Prohibition from employment in the securities industry; and

7.	The Firm or any other controlling persons could be assessed fines of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

Identifying Inside Information

If an employee thinks they may have Inside Information about a company, they must consider the following questions before placing any trade in that company’s securities, either for themselves or for others (including Firm’s clients), and before advising anyone (including clients) to trade, in that company’s securities:

1.	Is the information material?

2.	Is this information that an investor would consider important in making his or her investment decisions?

3.	Is it information that would substantially affect the market price of the securities if generally disclosed?

4.	Is the information non-public?

5.	To whom has this information been provided?

6.	Has it been effectively communicated to the marketplace by appearing on the Dow Jones wire or by being published in Reuters, The Wall Street Journal or publications of general circulation?

Resolving Issues Concerning Insider Trading

If, after asking these questions, an employee believes the information is material and non-public, or if there are any questions as to whether the information is material and non-public, he or she should take the following steps:

1.	Report the matter immediately to the CCO;

2.	Do not purchase or sell the securities on behalf of themselves or others including client accounts; and

3.	Do not communicate the information inside or outside the Firm, other than to the CCO and the firm’s attorneys.

After the CCO has reviewed the issue, the employee will be instructed to continue the prohibitions against trading and communication, or will be allowed to trade and communicate the information.

Restricting Access to Material Non-public Information

Employees with access to information they identify as material and non-public must ensure that the information is not being communicated to anyone, including persons within the Firm, except as described above.  In addition, employees should take steps to keep such information secure.  For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

Contacts with Public Companies

The Firm may, while performing investment research, make contact with public company employees.  The Firm may make investment decisions on the basis conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a Firm employee becomes aware of material, non-public information.  This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors.  In such situations, the Firm must make a judgment as to its further conduct.  To protect yourself, your clients and the Firm, you should contact the CCO immediately if you believe that you may have received material, non-public information.

Every time an employee communicates with an official of a public company, the employee should be sure to identify himself as being associated with an investment advisory firm.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons.  First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either.  Firm employees should exercise particular caution any time they become aware of non-public information relating to a tender offer.

Restricted List

If it is determined that the Firm has material non-public information about a particular company, the CCO will add the security to the Firm’s restricted list, if necessary. The list will be made available to all employees with instructions that the security may not be purchased or sold on behalf of themselves or others, including client accounts.

High Risk Trading Activities

Certain high-risk trading activities, if used by an employee, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action may be necessary to close out the transactions.  Examples of such activities include short sales of common stock and trading in derivative instruments such as option contracts to purchase (call) or sell (put) securities at certain predetermined prices.  Firm employees should understand that short sales and trading in derivative instruments involve special risks - derivative instruments, for example, ordinarily have greater price volatility than the underlying security.  The fulfillment of the obligations owed by each employee to the Firm may heighten those risks.  For example, if the Firm becomes aware of material, non-public information about the issuer of the underlying securities, the Firm employees may find themselves “frozen” in a position in a derivative security.  The Firm will not bear any losses resulting in an account controlled by an employee through the implementation of the Firm’s policy prohibiting insider trading.

Restriction on Disclosures – Client Transactions

Employees shall not disclose any non-public information (whether or not it is material) relating to the Firm’s transactions for its clients to any person outside the Firm (unless such disclosure has been authorized by the Firm).

Exhibit F – Code of Conduct

Introduction

Capital (the Firm) recognizes the need to respond flexibly to ever-changing business needs and circumstances. This Code of Conduct is intended to provide basic information to employees about the Firm and applies to all employees company-wide.  The Code of Conduct is not intended to address every situation or anticipate every ethical dilemma that may arise; instead, it offers general guidance on certain issues for maintaining Firm’s high ethical standards.

The Firm expects employees to comply with the letter of the Code of Conduct and to observe its spirit. Employees must always consider how their actions as Firm employees will reflect on the Firm as a whole.

If an employee acts in a manner contrary to the Code of Conduct, he or she could be subject to corrective action, which could range from counseling to termination of employment, depending on management’s evaluation of the circumstances. Even inadvertent Code of Conduct violations are generally considered extremely serious.

The Firm reserves the right to revoke, modify, interpret, and apply its guidelines, policies or procedures at its sole discretion, and without prior notice. The CCO will provide additional guidance or questions about how to interpret the Code of Conduct.

Conflicts of Interest

The Firm’s general policy is to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of clients. The Firm expects its employees to avoid conducting personal or private business that conflicts with, or gives the appearance of conflicting with, the interests of the Firm or its clients. Firm considers a ‘conflict of interest’ to be any situation in which your own interests could interfere with your responsibilities as a Firm employee.

When a potential conflict of interest arises, the Firm and employees must recognize that the client has a prior right to the benefits of the Firm’s judgment over the employee or the employee’s family whom he or she may advise. Inevitably, this policy places some restriction on freedom of investment for employees and their families.

The appearance of a conflict of interest is sometimes a damaging to both the employee and the Firm as an actual conflict. Employees must disclose all potential conflicts of interest to the CCO, including those cases where the employee is placed in a conflict of interest inadvertently.

The Firm’s procedures for dealing with specific conflicts of interest are found in this Code of Conduct, the Code of Ethics, the Policy on Insider Trading and in separate policies and procedures covering areas such as trading, brokerage practices, soft dollars, aggregation and allocation of trades and allocation of limited investment opportunities.

Communications with the Public

All communications with clients, prospective clients, the media and others must be fair, balanced and truthful. Communication with the press is not allowed without the prior approval of the CCO.

The Firm’s separate Advertising Compliance Procedures cover, among other things, specific requirements for pre–approval of marketing material, electronic communications requirements, and requirements relating to performance advertising.

Other Outside Activities

Employees are required to pre–approve all outside business activities and positions with charitable or public organizations.  If the outside activities could pose a real or perceived conflict of interest with Firm clients, or interfere with the employee’s responsibilities to the Firm, the CCO may prohibit such activity.

Business Relationships

All business relationships at Firm must be based purely on business considerations, not on the personal interests of Firm employees or their associates. Here are some examples of business relationships that may cause a conflict of interest:

1.	A Firm employee holds a significant personal financial interest in a company that conducts business with Firm

2.	A Firm employee holds a significant personal financial interest in a company that directly competes with Firm

3.	A Firm employee is an immediate relative or close friend of someone who stands to directly profit from and/or who holds a financial interest in a company that conducts business with Firm.

4.
A Firm employee is involved in any form of personal or business relationship with a client that could directly affect the employee’s ability to make an independent decision to extend credit, accept or process loan payments, modify loan terms and conditions, or otherwise administer any other aspect of the borrower’s business or relationship with the company.

Employees may not take part in a business decision if it may cause a conflict of interest.  Any actual or potential conflicts of interest must be reported to the CCO.

Corporate Opportunities

Employees may not acquire or derive personal gain or profit from any business opportunity or investment that comes to their attention as a result of employment with Firm and in which Firm might reasonably be expected to participate without first disclosing all relevant facts pertaining to the opportunity to the CCO.

Investing in a Client’s Business

Generally, employees may invest in a Firm client’s or vendor’s business if it is a public corporation whose stock is widely held, or if it is a business that is owned by the employee’s family and is closely held. Other business investments are acceptable if they represent less than one percent (1%) of the value of the company’s equity or debt. Investments outside of these guidelines should be discussed with the CCO to ensure that conflict is not present. Regardless of the level of ownership an employee may have in a business, it is important that the employee remove themselves from any situation in which they could be perceived to have influence over the relationship between the business and Firm.

Gifts and Entertainment

The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantage. The Firm’s employees should not engage in any activity, practice or act which conflicts with the best interests of the Firm or its clients. It is generally prudent not to accept items of any value, even if the intentions of the person offering the item are innocent. Accepting gifts of more than a nominal value (over $100.00) could influence an employee in such a way as to impede his or her independence when making decisions on behalf of the Firm or its clients. Similarly, offering gifts that are of greater than nominal value may put the client in an awkward position and create the sense that the Firm is trying to buy their business.

Employees are encouraged to participate in social activities with those with whom the Firm maintains business relationships so long as they are reasonable and customary types of social activities in a business context. Extravagant entertainment is strictly prohibited - whether from or to a client, prospective client or other person or entity with which the Firm conducts business.

In recognition that certain types of valuable items are exchanged as a commonly accepted element of business practice, the Firm recognizes limited situations in which items of value can be offered or accepted without actual/perceived risk of corruption or breach of trust. In such instances, the benefit must be:

1.	Based on a family or personal relationship independent of any business of the institution;

2.	Available to the general public under the same conditions on which it is available to the employee; or

3.	Reimbursable as a reasonable business expense if not paid for by the other party.

Common examples of such valuable items are:

1.	Meals, refreshments, entertainment, accommodations, or travel arrangements, all of reasonable value, the purpose of which is to hold bona fide business meetings or foster better business relations.

2.	Promotional items such as caps, T-shirts, pens, pencils, note pads, key chains, or similar items.

3.	Flowers or gifts to recognize a wedding, promotion, retirement, illness, or other such occurrence.

4.	Gifts, favors, or other things of value presented as part of an incentive program sponsored by a Firm vendor. The program must first be approved by Firm.

The Firm has established a specific dollar limit of $100 for most occasions and has extended this prohibition to all employees.

Items of value offered or received in connection with bona fide business meetings, commonly accepted business development practices, vendor conferences, and/or public awards may be subject to a higher dollar limit, depending on the facts and circumstances surrounding the occasion. Acceptance of items of value over $100 in these circumstances requires the prior approval of the CCO.

Employees offered any item valued over $100 under circumstances different from those described above, report the nature and estimated value of the item to the CCO immediately. If that is not possible, it should be reported within three business days of its receipt.

Cash should never be offered or accepted, regardless of the amount.

Acting as a Fiduciary

A “fiduciary” is a person to whom property or power is given for the benefit of a third party. Acting as a trustee, executors of an estate or legal guardian are common examples of a fiduciary relationship. The Firm generally discourages employees from acting as a fiduciary because fiduciary duties can consume much of an employee’s time, might compete directly with similar services offered by Firm, and might be or appear to be a conflict of interest.

The Firm may allow an employee to act as fiduciary if these conditions are met:

1.	The fiduciary relationship is with a member of their immediate family or with a close friend whose friendship is independent of any business with the Firm.

2.	The employee has not manipulated a client to enter a fiduciary relationship involving the client (particularly with respect to bequests under wills or grants under trusts).

3.	The employee does not use any Firm resources in their capacity as a fiduciary.

Employees may not accept a position as executor of an estate, trustee, or power of attorney without the prior approval of the CCO.

Outside Employment

Firm generally discourages its employees from holding a second job, but outside employment may be allowed in some cases. The Firm does not allow employees to engage in outside work that:

1.	Detracts from an employee’s ability to discharge their responsibilities to the Firm.

2.	Adversely affects the quality of their work for the Firm.

3.	Competes with the Firm.

4.	Requires the use of Firm resources or facilities.

5.	Affirms/ implies that Firm endorses or sponsors the outside interest.

6.	Damages Firm’s reputation.

7.	Creates an actual or potential conflict of interest.

Employees may not engage in outside work without the prior approval of the CCO.

Purchasing Firm-owned property

The Firm does not allow employees or their immediate family members to purchase or dispose of Firm-owned property unless:

1.	It is offered to employees by the Firm,

2.	It is collateral or other property that has been repossessed by the Firm and offered at public sale or auction, or

3.	Any court that has jurisdiction has approved the purchase or sale.

Personal use of Firm Resources

Personal use of Firm resources is prohibited except where specifically allowed. Occasional, minimal use of Firm resources may be allowed under certain circumstances, but employees may be asked to reimburse the Firm for the direct costs associated with such use.

Dishonesty

The Firm expects employees to do their jobs with honesty and integrity. Acts of dishonesty may result in the Firm terminating the offender’s employment without severance pay. Such decisions are made on a case-by-case basis dependent on facts and circumstances.

Firm conducts background checks for all new employees.

Theft

The Firm considers an employee guilty of theft if the misappropriated property, financial assets, or information belonging to the Firm, its clients, or other employees is involved. All such thefts must be reported to the appropriate regulatory agency and law enforcement officials, regardless of the dollar amount involved.

Conviction of Criminal Activity

The Firm may dismiss employees who are convicted of certain criminal activities. If an employee is arrested or is under investigation for charges involving dishonesty, breach or trust, or money laundering, the Firm may suspend the person without pay until an investigation is completed.

Accuracy / Completeness of Firm Records

Firm employees must maintain complete and accurate records of their work. Employees may not structure accounts or other corporate records so as to avoid reporting or signing authority requirements, nor may they misrepresent a transaction to make it appear more beneficial to the Firm than it really is. Firm considers falsifying or misinterpreting Firm accounts and records to be the equivalent of fraud.

Awareness of Illegal or Harmful Activities

If an employee believes that a co-worker has committed an illegal or dishonest act or an act that causes harm to people or property, they should report it to the CCO. Information provided by employees will be held in the strictest confidence possible. An employee who knows of an illegal, harmful, or dishonest act but does not report it may be considered an accessory. There will be no retaliation from Firm or any of its employees against a person who presents in good faith what he or she believes to be evidence of an illegal, harmful, or dishonest act committed by another Firm employee.

Personal Conduct

Firm is committed to maintaining a diverse work environment where all employees can work together comfortable and productively. Employees are expected to treat each other with respect. Employees are entitled to a workplace free from any form of discrimination or harassment, including sexual harassment.

The Firm prohibits discrimination against any of its employees, clients, independent contractors or vendors, and particularly if the conduct is based on an individual’s race, religion, color, sex, age, national origin, ancestry, marital status, sexual orientation, physical or mental disability, or any other characteristic protected by law.

While certain conduct is deemed prohibited by the Firm, it also may be a violation of federal and state anti-discrimination laws. The Firm prohibits such behavior even if it is not so severe that it would be considered illegal under the law. Harassing conduct is prohibited even if the offending employee did not intend to offend or believed his or her comments or conduct were welcome.

Personal Financial Responsibility

The nature of Firm’s business requires a scrupulous regard for high standards of conduct and personal integrity. These high standards are essential if Firm is to merit the confidence of its clients and the public. As an element of personal integrity, the Firm expects employees to maintain personal finances in such a way that they do not reflect poorly on the Firm’s reputation or create the appearance of financial impropriety.

Drug / Alcohol Abuse

The Firm strives to provide a drug-free work environment for its employees. Employees are not allowed to possess or use illegal drugs at the workplace or come to work under the influence of any substance, including alcohol, which causes an impairment of their abilities. If an employee is taking prescription medication, they should check with their pharmacist or physician before coming to work.

Confidentiality and Privacy

Employees are entrusted with and have access to equipment, systems, and information related to the Firm’s business and clients, all of which are highly valuable assets of the Firm.

The Firm considers all information about its business or clients that is not generally known to the public or to competitors to be confidential and trade secrets (“Confidential Information”).  Confidential Information includes, but is not limited to business systems; access to systems; information about clients, vendors, and employment relationships; products; research and development material; client accounts (including employee accounts); policies and procedures; and corporate decisions and future plans.  Additionally, Confidential Information includes the client’s identity (unless the client consents), the client’s investment objectives and policies, the client’s securities holdings, and investment strategies implemented on behalf of the client.

The Firm prohibits employees from disclosing all Confidential Information both during and after his or her employment, except as necessary to carry out their responsibilities or for other legitimate business purposes.

When in doubt as to the confidentiality or proprietary nature of resources or to report a privacy incident, where non-public information is handled in an unsecured manner, or shared, intentionally or unintentionally, with unauthorized party, consult the CCO.

To protect the privacy of our external and internal clients, employees should read and understand the Firm’s Privacy Policy. It explains the safeguarding, collecting, and sharing of client’s non-public personal information, and the circumstances under which the Firm may use this information.

Service on a Board of Directors

Employees may not serve as a director of a public or private business without prior written approval from the CCO. Prior written approval is also required to serve as a paid director for a not-for-profit organization (e.g., homeowner’s association, church board, community group, or charitable foundation.). Employees must ensure that position does not cause a conflict of interest or reflect negatively on the business activities or reputation of Firm before agreeing to serve in any outside directorship.

Civic / Political Activities and Contributions

Employees are encouraged to exercise their responsibility to vote and take an active interest in the issues of the community. Employees are reminded that their own civic and political activities and contributions represent their own views, not those of Firm. Employees should not display political symbols, distribute political literature, gather signatures on a petition, or otherwise engage in political activity at Firm facilities or functions. Employees should not use envelopes or stationary printed with the Firm’s name or address for political correspondence.

Employees are certainly allowed to make contributions to any political candidate or party they choose. However, employees are not to make any donation or present any personal gift in the name of the Firm. Employees should also make sure that the recipient of the contribution does not think that their contribution represents an endorsement from the Firm.

Concerns, Issues and Reporting Illegal or Harmful Activities

Employees should raise questions or concerns about this Code of Conduct; fraud, theft, potential harm to employees or property; or other suspected criminal violations in connection with any Firm business activities with the CCO.

Exhibit G – Outside Business Activities Pre-Approval Form

To:           Richard S. Lofgren, Chief Compliance Officer

From: ________________________________________________________________________
Supervised Person (printed name)

Please complete either Section I or Section II and sign second page.

SECTION I:

_____ I DO NOT have any outside business to report at this time.  I understand that it is my responsibility to submit a completed Outside Business Activity form to Compliance at the time such disclosure becomes necessary.  (Please sign and date page two)

_____ I DO have an outside business to report and have provided details below.

SECTION II:

Name and address of company or entity:

_________________________________________________________

_________________________________________________________

_________________________________________________________

Check appropriate category (check all that apply)

Sole Proprietorship	Family business or enterprise

Partnership[1]	Privately held corporation

Publicly held corporation[2]	Investment Advisory Business[3]

Broker Dealer	Insurance

Municipal or political entity	Charitable or non-profit organization

Other (define)

Nature of business: _____________________________________________________________________________

Amount of Investment:  $_______________________________

Degree of ownership: _________________________________%

Capacity in which I will be involved (check most appropriate)

Employee	Officer

Director or Trustee	Owner

Consultant	Elected Official (such as school board or other political office)

Other (please specify)

Active	Passive

Term of office or projected period of involvement (if applicable) _____________________________________________________________________________

How much time will be devoted to this activity (# of hours or percentage)? _____________________________________________________________________

Method of compensation (fees, commissions, salary, stock, etc.) _____________________________________________________________________________

Are you aware of any potential conflicts of interest your involvement in this activity may pose?
___ Yes    ___ No

If yes, please explain: _____________________________________________________________________________

______________________________________________________________________________________________

Have you ever, or do you intend to recommend investment in, or the purchase of, or sale of securities of the entity identified in the above?
___ Yes     ___ No

If yes, please explain: _____________________________________________________________________________

______________________________________________________________________________________________

Have you ever raised money for the entity identified above?  ___ Yes     ___ No

If yes, please explain: _____________________________________________________________________________

______________________________________________________________________________________________

Please provide any additional information in consideration for approval:
______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________
______________________________________________________________________________________________

I hereby certify the above information is current and accurate to the best of my knowledge.  In addition, I agree to promptly notify the CCO of any material changes by amending this request.

Supervised Person Print or Type Name                                                                        Signature                                                        Date

Approved: _________________________________

Compliance Review Print or Type Name                                                                        Signature                                                        Date

Exhibit H – CFA Code of Ethics

PREAMBLE

The CFA Institute Code of Ethics and Standards of Professional Conduct (Code and Standards) are fundamental to the values of CFA Institute and essential to achieving its mission to lead the investment profession globally by setting high standards of education, integrity, and professional excellence. High ethical standards are critical to maintaining the public’s trust in financial markets and in the investment profession.  Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for measuring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations.  All CFA Institute members (including holders of the Chartered Financial Analyst (CFA®) designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility.  Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, candidacy in the CFA Program, and the right to use the CFA designation.

THE CODE OF ETHICS

Members of CFA Institute (including Chartered Financial Analyst® [CFA®] charterholders) and candidates for the CFA designation (“Members and Candidates”) must:

•
Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

•	Place the integrity of the investment profession and the interests of clients above their own personal interests.

•
Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.

•	Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.

•	Promote the integrity of, and uphold the rules governing, capital markets.

•	Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.

STANDARDS OF PROFESSIONAL CONDUCT
I. PROFESSIONALISM
A. Knowledge of the Law. Members and Candidates must understand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regulation.  Members and Candidates must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.

B. Independence and Objectivity. Members and Candidates must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity.

C. Misrepresentation. Members and Candidates must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.

D. Misconduct. Members and Candidates must not engage in any professional conduct involving dishonesty, fraud, or deceit or commit any act that reflects adversely on their professional reputation, integrity, or competence.

II. INTEGRITY OF CAPITAL MARKETS
A. Material Nonpublic Information. Members and Candidates who possess material nonpublic information that could affect the value of an investment must not act or cause others to act on the information.

B. Market Manipulation. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.

III. DUTIES TO CLIENTS
A. Loyalty, Prudence, and Care. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must act for the benefit of their clients and place their clients’ interests before their employer’s or their own interests. In relationships with clients, Members and Candidates must determine applicable fiduciary duty and must comply with such duty to persons and interests to whom it is owed.

B. Fair Dealing. Members and Candidates must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.

C. Suitability.
1. When Members and Candidates are in an advisory relationship with a client, they must:

a. Make a reasonable inquiry into a client’s or prospective clients’ investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action and must reassess and update this information regularly.

b. Determine that an investment is suitable to the client’s financial situation and consistent with the client’s written objectives, mandates, and constraints before making an investment recommendation or taking investment action.

c. Judge the suitability of investments in the context of the client’s total portfolio.

2. When Members and Candidates are responsible for managing a portfolio to a specific mandate, strategy, or style, they must only make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.

D. Performance Presentation. When communicating investment performance information, Members or Candidates must make reasonable efforts to ensure that it is fair, accurate, and complete.

E. Preservation of Confidentiality. Members and Candidates must keep information about current, former, and prospective clients confidential unless:

1. The information concerns illegal activities on the part of the client or prospective client.
2. Disclosure is required by law.
3. The client or prospective client permits disclosure of the information.

IV. DUTIES TO EMPLOYERS
A. Loyalty. In matters related to their employment, Members and Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to their employer.

B. Additional Compensation Arrangements. Members and Candidates must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, their employer’s interest unless they obtain written consent from all parties involved.

C. Responsibilities of Supervisors. Members and Candidates must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the Code and Standards by anyone subject to their supervision or authority.

V. INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTION
A. Diligence and Reasonable Basis. Members and Candidates must:

1. Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.

2. Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action.

B. Communication with Clients and Prospective Clients. Members and Candidates must:

1. Disclose to clients and prospective clients the basic format and general principles of the investment processes used to analyze investments, select securities, and construct portfolios and must promptly disclose any changes that might materially affect those processes.

2. Use reasonable judgment in identifying which factors are important to their investment analyses, recommendations, or actions and include those factors in communications with clients and prospective clients.

3. Distinguish between fact and opinion in the presentation of investment analysis and recommendations.

C. Record Retention. Members and Candidates must develop and maintain appropriate records to support their investment analysis, recommendations, actions, and other investment-related communications with clients and prospective clients.

VI. CONFLICTS OF INTEREST
A. Disclosure of Conflicts. Members and Candidates must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Members and Candidates must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.

B. Priority of Transactions. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner.

C. Referral Fees. Members and Candidates must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received from, or paid to, others for the recommendation of products or services.

VII. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE
A. Conduct as Members and Candidates in the CFA Program.
Members and Candidates must not engage in any conduct that compromises the reputation or integrity of CFA Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.

B. Reference to CFA Institute, the CFA designation, and the CFA Program. When referring to CFA Institute, CFA Institute membership, the CFA designation, or candidacy in the CFA Program, Members and Candidates must not misrepresent or exaggerate the meaning or implications of membership in CFA Institute, holding the CFA designation, or candidacy in the CFA Program.

Exhibit I – Advisors Series Trust Code of Ethics

ADVISORS SERIES TRUST

CODE OF ETHICS

REVISED DECEMBER 2007

1.	BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires Advisors Series Trust (the “Trust”), as a registered investment company, to adopt a written Code of Ethics containing provisions reasonably necessary to prevent its “Access Persons” (as defined in Section 2 and Appendix I below) from engaging in any unlawful actions prohibited by the Rule.  The Rule also requires investment advisers to and principal underwriters for (each a “Fund Organization”) of the Trust to adopt a written Code of Ethics.  The Code of Ethics for the Trust and each Fund Organization and any material changes to these codes must be approved by the Board of Trustees of the Trust (the “Board”).  In addition, the Trust and each Fund Organization must report to the Board any material compliance violations to these codes within 30 days after the end of each calendar quarter.  The Board may only approve a Code of Ethics or a material change to a Code of Ethics after it has made a determination that the Code of Ethics contains provisions designed to prevent Access Persons from engaging in fraudulent activities as described in Section 3 below.  In addition, certain key “investment personnel” (summarized below and defined in Appendix 1) of the Trust or a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”).

2.	KEY DEFINITIONS
For other definitions, see Appendix 1

The term “Access Person” is defined to include: (i) any director/trustee, officer, general partner or key investment personnel of the Trust or of an investment adviser to the Trust; (ii) any investment personnel of an investment adviser to the Trust who has access to nonpublic information regarding the portfolio holdings of any series of the Trust (a “Fund”), or who is involved in making securities recommendations for a Fund and (iii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of the Trust.  The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and shall maintain a list of all Access Persons (see Appendix 2).

The term “Investment Personnel” is defined to include (i) any employee of the Trust or of an investment adviser to the Trust who regular participates in making recommendations regarding the purchase or sale of securities of a Fund; and (ii) any natural person who controls the Trust or an investment adviser to the Trust who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and shall maintain a list of all Investment Personnel, (see Appendix 2).  Investment Personnel are also Access Persons.

The term “Reportable Fund” for a particular Access Person, means any mutual fund for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (including any sub-adviser) or any mutual fund whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits fraudulent activities by affiliated persons of Trust or Fund Organization. Specifically, it is unlawful for any of these persons to:

(a) employ any device, scheme or artifice to defraud a Fund;

(b)
make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

(c)	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

(d)	engage in any manipulative practice with respect to a Fund.

4.	COMPLIANCE OFFICERS

In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”).  The officers of the Trust will appoint a compliance officer for each Fund Organization and for the Trust (each a “Fund Compliance Officer”) to receive and review Reports delivered to a Fund Compliance Officer in accordance with Section 5 below.  In turn, the officers of the Trust will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below.

5.	ACCESS PERSON REPORTS

All Access Persons are required to submit the following reports to the Fund Compliance Officer for themselves and any immediate family member residing at the same address.  In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information.  The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Fund Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

(a)
Initial Holdings Report. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must report the following information:

(1)
The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, number of shares or principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)
The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person, the account number; and

(3)	The date the report is submitted by the Access Person.

A form of the Initial Holdings Report is attached as Appendix 4.

(b)	Quarterly Transaction Reports. Within thirty days of the end of each calendar quarter, each Access Person must report the following information

(1)	With respect to any transaction during the quarter in a Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership:

(i)
The date of the transaction, the title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security and/or Reportable Fund involved;

(ii)	The nature of the transaction (i.e., purchase, sale);

(iii)	The price of the Covered Security and/or Reportable Fund at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)	The date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account, the account number;

(ii)	The date the account was established; and

(iii)	the date that the report is submitted by the Access Person.

A form of the Quarterly Transaction Report is attached as Appendix 5.

(c)	Annual Holdings Reports. Each year, the Access Person must report the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)
The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security and/or Reportable Fund in which the Access Person had any direct or indirect beneficial ownership;

(2)
The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person, the account number; and

(3)	The date the report is submitted by the Access Person.

A form of the Annual Holdings Report is attached as Appendix 4.

6.	EXCEPTIONS TO REPORTING REQUIREMENTS

(a)	Principal Underwriter. An Access Person of a Fund’s principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

(1)	is not an affiliated person of the Trust or any investment adviser to a Fund except as a result of being the principal underwriter of a Fund in the Trust; and

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

(b)
Independent Trustee. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an “Independent Trustee”) is not required to:

(1)	file an Initial Holdings Report or Annual Holdings Report; and

(2)
file a Quarterly Transaction Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7.	ADMINISTRATION OF THE CODE OF ETHICS--REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

(a)	The Trust and each Fund Organization must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

(b)	On an annual basis, each Fund Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood.

(c)
Each Fund Compliance Officer shall compare their respective Reports with completed and contemplated portfolio transactions of the applicable Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

No Access Person shall review his or her own Report(s). The Fund Compliance Officer shall appoint an alternate to review his or her own Reports if the Fund Compliance Officer is also an Access Person.

(d)
On an annual basis, each Fund Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Trust’s Chief Compliance Officer for review by the Board.

(e)
On an annual basis, the Trust and each Fund Organization shall certify to the Board of Trustees that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

8.	COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on Access Persons and others in certain situations. It is expected that Access Persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.	PROHIBITED TRADING PRACTICES

(a)
No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such action would violate any provision of section 3 of this Code and such security to his or her actual knowledge at the time of such purchase or sale:

(i)	is being considered for purchase or sale by a Fund; or

(ii)
is in the process of being purchased or sold by a Fund (except that an Access Person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Fund Organization).

(b)	Investment Personnel must obtain approval from the Fund Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

(c)	No Access Person may trade ahead of a Fund -- a practice known as “frontrunning.”

10.	Sanctions

As to any material violation of this Code of Ethics, the Trust and each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons.  Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) a suspension from employment; and/or (3) termination from employment.

The Board may also impose sanctions as it deems appropriate, including sanctions against the Trust or Fund Organization or the Fund Compliance Officer for failure to adequately supervise its Access Persons.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By: _________________________________________________
Name:_______________________________________________
Title:________________________________________________
Trust or Fund Organization:_______________________________
Date:________________________________________________

Appendix I
Definitions

Access Person
(i)any director/trustee, officer, general partner or Advisory Person of a Fund or of a Fund’s investment adviser; (ii) any supervised person of an investment adviser to the Trust who has access to nonpublic information regarding the portfolio holdings of any series of the Trust (a “Fund”), or who is involved in making securities recommendations for a Fund; and (iii)any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

Advisory Person
(i)any employee of the Fund or of a Fund’s investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to the Fund or an investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

Control	The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.
Covered Security
Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; and (iv) shares issued by open-end investment companies (i.e., mutual funds) other than Reportable Funds.

Fund	A series of the Trust.
Immediate Family Member
Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father in law, mother in law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

Initial Public Offering (IPO)
An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

Investment Personnel
(i)    any employee of the Trust, a Fund or investment adviser (or of any company in a control relationship to the Trust, a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and
(ii)  any natural person who controls the Trust, a Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

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Limited Offering
An offering that is exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

Purchase or Sale of a Covered Security	Includes, among other things, the writing of an option to purchase or sell a Covered Security.
Reportable Fund
includes, for a particular Access Person, any registered investment company, including a Fund, for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (as defined in Section 2(a)(20) of the Investment Company Act) or any registered investment company, including a Fund, whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

Security
Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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Appendix 2
List of Access Persons and Investment Personnel

Name	Title	Acknowledgement of Receipt of Code of Ethics	Is this Person also an Investmen Personnel?

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Appendix 3
Form of Authorization Letter

Date

Name of Broker
Address

Re:             Brokerage Statements of [name of employee]
Ladies and Gentlemen:

The above referenced person is an employee of [name of Trust or Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee’s brokerage statements and transaction confirmations to:

[Compliance Officer]
[Trust or Fund Organization]
[Address]

Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature:______________________________________
Name:
SSN:
Account Number:

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Appendix 4
Initial Holdings Report & Annual Holdings Report
(complete Initial Report within ten days of becoming an Access Person)
(Information to be current with 45 days of date of Report)
Date: ______________________________

Note:	In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.	HOLDINGS

Name and Type of Covered Security or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.	BROKERAGE ACCOUNTS

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:	Reviewed:
(compliance officer signature)
Date:
Date:

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Appendix 5
Quarterly Transaction Report
(complete within thirty days of the quarter-end)
Date: ______________________________

Note:	In lieu of this Report, you may submit duplicate copies of your brokerage statements

1.	TRANSACTIONS

Date of Transaction	Name of Covered Security, including Interest Rate and Maturity Date, or Reportable Fund	Ticker Symbol or CUSIP	Broker	Number of Shares or Principal Amount	Nature of Transaction (i.e., buy, sale)	Price per Share

2.	BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:	Reviewed:
(compliance officer signature)
Date:
Date: